SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. N/A )

☑	Filed by the registrant	☐	Filed by a party other than the registrant

Check the appropriate box:
☐	Preliminary proxy statement
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CITIZENS BANCSHARES CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
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(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(4) Date Filed:

To the Shareholders of	CITIZENS BANCSHARES
CORPORATION

CITIZENS BANCSHARES CORPORATION	April 11, 2014
You are cordially invited to attend the Annual Shareholders’ Meeting of Citizens Bancshares Corporation (the “Company”) to be held on Monday, May 19, 2014. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company’s 2013 Annual Report accompany this letter.

75 Piedmont Avenue, N.E. Atlanta, Georgia 30303 (404) 659-5959	The principal purpose of the meeting is to elect directors of the Company for the coming year, reserve additional shares of common stock for issuance under the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan, and ratify the appointment of our independent registered public accounting firm, as well as approving a non-binding resolution regarding executive compensation. We will also review the operations and recent developments of the Company and the Bank for the past year.

Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

Very truly yours,

Cynthia N. Day
President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	Monday, May 19, 2014

TIME:	11:00 A.M. EST

PLACE:	Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Shareholders’ Meeting of Citizens Bancshares Corporation will be held on Monday,
May 19, 2014, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia, for the following purpose:

1.	To elect two (2) Class III directors, one to serve a three-year term expiring at the 2017 annual meeting and one to serve a one-year term expiring at the 2015 meeting.

2 .	To approve the First Amendment to the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan reserving additional shares of common stock to be issued under the plan.

3 .	To ratify the appointment of Elliott Davis, LLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.

4 .	To adopt an advisory resolution approving executive compensation.

5 .	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 11, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

Voting can be completed in one of four ways:

online at www.investorvote.com/CZBS	returning the proxy card by mail

through the telephone at 1-800-652-VOTE (8683)	or attending the meeting to vote IN PERSON

Important notice regarding the availability of proxy materials for the 2014 annual meeting of shareholders to be held on May 19, 2014 The proxy statement for the annual meeting of shareholders, proxy card and 2013 annual report to shareholders are available at www.Ctbconnect.Com under ’‘investor information’’.

BY ORDER OF THE BOARD OF DIRECTORS

Cynthia N. Day
President and Chief Executive Officer

Atlanta, Georgia
April 11, 2014

Proxy Statement

Proxy Statement

of CITIZENS BANCSHARES CORPORATION

for the Annual Meeting to be Held May 19, 2014

INTRODUCTION

Time and Place of Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders’ Meeting and at any adjournments thereof. The Shareholders’ Meeting will be held on Monday, May 19, 2014, at 11:00 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia.

Purpose of Meeting

The purpose of the Annual Shareholders’ Meeting of the Company is to elect two (2) Class III directors, one of whom will serve a three year term expiring at the 2017 annual meeting and one of whom will be elected for a one-year term expiring at the 2015 annual meeting, to approve an amendment to the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan which would reserve additional shares of common stock to be issued pursuant to the plan, and to ratify the appointment of Elliott Davis, LLC, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014. In addition, as required in connection with our participation in the United State Treasury’s Troubled Assets Relief Program (“TARP”), the shareholders will be asked to approve a non-binding resolution regarding executive compensation.

Record Date and Voting Rights

Each shareholder of record of the common stock (“Common Stock”) of the Company at the close of business on April 11, 2014 (the “Record Date”) is entitled to notice of and to vote at the Shareholders’ Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 2,056,789 shares of Common Stock were issued and outstanding and held of record by 1,212 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series B

(the “Series B Preferred Stock”) and 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series C (the “Series C Preferred Stock”) are issued and outstanding. The Series B and Series C Preferred Stock are not entitled to vote on the matters to be considered\ at this meeting. The shares of Series B and Series C Preferred Stock were issued in connection with the Company’s participation in the TARP Community Development Capital Initiative.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

Approval of the amendment to the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan, ratification of the appointment of Elliott Davis, LLC, as our independent registered public accounting firm, the non-binding resolutions regarding executive compensation, and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter, provided a quorum is present. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

Abstentions. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

Broker Non-Votes. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if

Citizens Bancshares Corporation - 2014 Proxy Statement	1

Proxy Statement

permitted by the exchange or other organization of which they are members. As of January 1, 2010, all NYSE and NASDAQ member brokers are prohibited from exercising discretionary voting in all director elections unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the amendment to the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan, FOR the ratification of the appointment of Elliott Davis, LLC, and FOR the approval of the non-binding resolution regarding executive compensation and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

Revocation of Proxies. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

• Giving written notice of revocation to the Company;

• Properly submitting to the Company a duly executed proxy bearing a later date; or

• Attending the annual meeting and voting in person.

All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention: Corporate Secretary.

Solicitation of Proxies

Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the “Bank”) who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders’ Meeting.

2	Citizens Bancshares Corporation - 2014 Proxy Statement

Proposal 1

Proposal 1

Election of Directors

Nominees

The Board proposes to elect two (2) Class III directors, one of whom will serve a three-year term expiring at the 2017 annual meeting, and one of whom will serve for a one-year term until the 2015 annual meeting in accordance with the Company’s policy regarding directors’ retirement. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

Set forth below is information about each of our director nominees and continuing directors. All of the directors also serve as directors of our subsidiary, Citizens Trust Bank.

DIRECTOR NOMINEES

Class III Directors

(To Serve a Term Expiring in 2017)

The Board Unanimously Recommends That
the Shareholders Vote for the Election of the
Class III Director Nominees Set Forth Below.

Stephen A. Elmore, Sr.

61, joined the Board of Directors in 2003. He is a Certified Public Accountant, a Certified Bank Auditor, Certified in Financial Forensics, and a Chartered Global Management Accountant. He is the Founder and Managing Principal of the accounting firm Elmore CPAs, LLC. The Firm’s practice is limited to forensic accounting and litigation consulting. Mr. Elmore serves as an Expert Witness in both criminal and civil litigation proceedings. In that capacity, he provides expert testimony on financial, accounting and economic issues. He has over 40 years accounting and audit experience in the financial services industry. Mr. Elmore spent 10 years as a Partner in the accounting firm of Smiley-Smith & Bright, CPAs before founding Elmore CPAs, LLC. He also spent 22 years as the General Auditor of Wachovia Bank of Georgia, N.A. (formerly First National Bank of Atlanta), and the Deputy General Auditor of the bank’s parent company, Wachovia Corporation. In addition, he spent seven years with an international public accounting firm serving clients in the financial services industries. He has taught classes in Bank Regulations, Accounting, Auditing, and Financial

Statement Preparation for various Community Banking Associations across the country.

Active in civic and professional organizations, Mr. Elmore is a member of the American Institute of Certified Public Accountants, the National Society of Certified Bank Auditors, the American College of Forensic Examiners Institute, the Alabama Society of Certified Public Accountants, the Georgia Society of Certified Public Accountants, and the National Association of Black Accountants. He is a member of the 100 Black Men of Atlanta, Morehouse College Alumni Association, and Leadership Atlanta Alumni. Mr. Elmore was a founding member of the Atlanta-Fulton County Zoo, Inc., governing board and served as its Treasurer and audit committee chairman. He is also a past board member of The NAACP Atlanta Chapter, the University Community Development Corporation, the Boys & Girls Club of the River Region in Montgomery, Alabama, and the Georgia Affiliate of the American Diabetes Association. We believe Mr. Elmore’s extensive banking and auditing experience is invaluable to the board, and particularly the Audit Committee, and qualifies him to serve as a director.

(To Serve a One-Year Term Expiring in 2015)

*Dr. Donald Ratajczak

71, joined the Board of Directors in 2003. Hailed as the nation’s “top economic guru” by BusinessWeek magazine in 1996, Dr. Ratajczak is obviously one of the most respected economic forecasters of our time. Over forty years ago he founded Georgia State University’s Economic Forecasting Center, which received the Blue Chip award in 1994 for the most accurate forecasts on national economic conditions over the previous four years. Dr. Ratajczak received his Ph.D. from MIT and, as a Consulting Economist, has provided services to organizations such as the Joint Economic Committee of the U.S. Congress, the Congressional Budget Office and the Georgia Department of Transportation. Currently, Dr. Ratajczak serves on the Governor’s Council of Economic Advisors. Dr. Ratajczak’s forecasts have received international coverage in periodicals such as The New York Times, BusinessWeek, and The Wall Street Journal, as well as national television and radio outlets such as Bloomberg and CNBC. Dr. Ratajczak serves on the boards of Crown Craft and Assurance America. As one of the nation’s top economists, Dr. Ratajczak clearly brings invaluable insight to our board and is well qualified to serve as a director.

*Dr. Ratajczak is now over 70 years old and therefore, pursuant to the Company’s policy regarding directors’ retirement, will be nominated only for a one-year term.

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CONTINUING DIRECTORS

Class I Directors

(Term Expires in 2015)

Cynthia N. Day

President and CEO, 48, assumed the presidency of the Company and Citizens Trust Bank on February 27, 2012. Ms. Day joined Citizens Trust Bank in February 2003 as Executive Vice President of Management Services after the Bank acquired Citizens Federal Savings Bank of Birmingham, where she served as the Executive Vice President & Chief Operating Officer and in other capacities since 1993. Two years after the acquisition, Ms. Day became the Senior Executive Vice President & COO of the Company and the Bank. Prior to becoming a banker, Ms. Day, who is a certified public accountant, worked for KMPG as an audit manager, managing audit engagements for companies across several different industries including banking, insurance, manufacturing and educational institutions, many of which were publicly traded. A member of Alpha Kappa Alpha Sorority, Day has been recognized for her leadership and mentorship in various community and professional organizations including being named one of “Atlanta’s Top 100 Black Women of Influence” by the Atlanta Business League and one of Atlanta Tribune’s “Wonder Women”. She is a member of or has previously served in various organizations such as the Board of Directors of the National Bankers Association, the Georgia Society of CPAs, the University of Alabama Continuing Education Advisory Board, the American Liver Foundation, the United Negro College Fund, and Mt. Paran Church of God. Ms. Day also serves as a director of Aaron’s, Inc. and Primerica. Ms. Day’s insight into the day-to-day operations of the Bank and her understanding of the banking industry adds value to the board and qualifies her to serve as a director.

Ray M. Robinson

Chairman, 66, joined the Board of Directors in 1999 and was appointed Chairman in May 2003. Mr. Robinson is the retired president of AT&T’s Southern Region and was formerly responsible for marketing, sales, and promotions of AT&T’s Business and Consumer Services across the states of Florida, Georgia, North Carolina, South Carolina, Kentucky, Tennessee, Alabama, Mississippi and Louisiana. He has also previously held numerous management positions in operations, corporate relations, and regulatory affairs in Albuquerque, Portland, Chicago, San Francisco, Denver, Colorado Springs and New Jersey. Mr. Robinson is active in the community and holds memberships in the NAACP, Alpha Phi Alpha Fraternity, Inc., the National Black MBA Association, and the 100 Black Men of Atlanta, Inc. He also serves on the Board of Directors of

American Airlines, the Georgia Aquarium, Aaron Rents, Inc., Avnet, Inc., and Acuity Brand Corporation. He is the President Emeritus of the East Lake Golf Club and a former trustee of Meharry Medical College. We believe Mr. Robinson’s extensive leadership and management skills, his experience on the boards of other public companies, and his active community involvement make him a valued contributor to the board and qualify him to serve as a director.

H. Jerome Russell

51, has been a member of the Board of Directors since 1993. He has moved through the professional ranks of the H.J. Russell & Company’s construction and real estate development operations to his current position as President of H.J. Russell & Company and Russell New Urban Development, LLC. Mr. Russell previously served as President of City Beverage Company, a local beverage distributor. He is a board member of the American Kidney Fund, Central Atlanta Progress, Metro Atlanta YMCA, and Concessions International. He serves in various capacities for other civic and community organizations including the Young President Organization, the 100 Black Men of Atlanta and the Atlanta Rotary. We believe Mr. Russell’s varied business experience, particularly as related to real estate and construction, is very useful to the board and qualifies him to serve as a director.

Class II Directors

(Term Expires 2016)

Robert L. Brown, Jr.

62, joined the Board of Directors of the Company in 2000. In 1984, he established R. L. Brown & Associates, Inc. to provide architectural and construction management on projects for corporate clients and private/government groups. His company has designed many projects throughout Metro-Atlanta and Alabama including the Birmingham Civil Rights Institute, Morehouse College Leadership Center, 1996 Olympic Tennis Venue, Clark Atlanta University Student Center, and academic buildings for Georgia Perimeter and Spelman Colleges. Active in business and community affairs, Mr. Brown serves as Chairman of The Partnership for Excellence in Education and a Board Member of Agnes Scott College and The Georgia Historical Society. His corporate board involvement includes Georgia Power, Metro Atlanta Chamber, and The Georgia Chamber of Commerce. He is a member of the Atlanta Business League, Decatur Rotary, Leadership DeKalb, Leadership Georgia, and 100 Black Men of DeKalb. We believe Mr. Brown’s extensive experience

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Proposal 1

in the construction industry, as well as his community involvement, qualifies him to serve as a director.

C. David Moody, Jr.

57, is founder and president of C. D. Moody Construction Company, Inc., and former member of the Board of Directors of First Southern Bancshares and its subsidiary, First Southern Bank. He has served on the Company’s board since the merger with First Southern in 1998. In 2009, Georgia Governor Sonny Perdue appointed Mr. Moody as General Contractor Representative for the Georgia State Licensing Board for Residential and General Contractors. He is a member of numerous professional, civic, and social organizations, including the Atlanta Business League, the Atlanta Chamber of Commerce, and the Omega Psi Phi Fraternity. He is the president of the National Association of Minority Contractors (Atlanta Chapter) and serves on the board of directors for Children’s Healthcare of Atlanta, Morehouse College Business School, Atlanta Business League, Theragenics (NYSE), and the Wesley Woods at Emory. We believe Mr. Moody’s extensive business experience and more specifically his experience in the construction industry, as well as his community involvement, qualify him to serve as a director.

Mercy P. Thomas

66, began her service as a director in 2004. Ms. Thomas retired as Senior Vice President of Wachovia Bank with more than 30 years of banking experience, primarily in the area of compliance. Ms. Thomas is the President of Resource Consulting, which has been engaged by Fortune 500 companies, small businesses, and non-profit organizations to provide training and development for its constituents. Prior to retiring from Wachovia Bank, she served on many non-profit boards and on the Governor’s Task Force for Affordable Housing. She has been awarded the Key to the City of Columbia and named one of South Carolina’s Top 25 Most Influential People. She has also served on the Emory Hospital Winship Cancer Center Advisory Board and on the board of Aid to Children with Imprisoned Mothers. We believe Ms. Thomas’ previous years of banking experience and community involvement are very valuable to the board and qualify her to serve as a director.

James E. Williams

65, has been a Director since 2004. Mr. Williams is a retired Executive Vice President with Turner Broadcasting System, after a long career in radio and television. With Turner, his primary responsibilities included domestic oversight for WTBS, Turner South, Direct Response, and The Turner Trade Group. He also had international responsibilities that included sales of all Time Warner assets throughout Asia,

Europe, and Latin America for the Turner Trade Group. He is currently President of Williams Communications System, a communications consulting firm that specializes in sales, marketing, and management. His current clients include the Atlanta Braves, Fred Williams’ Trucking, and Atlanta Peach Movers. He currently serves as Chairman of the Board of Trustees for the Atlanta Technical College and is a member of the Board of Directors of the Georgia Alliance for Children, Meharry Medical College where he chairs the Institutional Advancement Committee, Young Harris College, and the Greenforest Academy Foundation. Mr. Williams is also Chairman Emeritus of The Atlanta Tip-off Club. He previously served as a Board Member of the Arts Festival of Atlanta and the Atlanta Public Schools Career Education Advisory Council and as an officer of the Atlanta Broadcasting Advertising Club and the National Negro Golf Association. We believe Mr. Williams’ leadership and management skills, particularly his extensive experience in the marketing business, bring valuable insight to the board and qualify him to serve as a director.

Information About the Board of
Directors, Meetings, Leadership
Structure and Risk Oversight Role

Our Board of Directors. We are governed by a Board of Directors and various committees of the Board that meet throughout the year. After the Annual Meeting, we will have nine directors, eight of whom are elected to serve for a three-year term (with the terms of one of the classes of directors expiring at each annual meeting) unless such director resigns or is removed. Because one of our directors is over the age of 70, he is elected each year for a one-year term in accordance with the Company’s policy regarding directors’ retirement. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2013, the Board of Directors of the Company and the Bank held ten meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

Director Independence. The Board of Directors has determined that, with the exception of Ms. Day, all directors are independent pursuant to the independence standards of Rule 5605(a)(2) of the National Association of Securities Dealers. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any

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Proposal 1

transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

Annual Meeting Attendance. Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the 2014 meeting. All but two directors attended the 2013 annual meeting.

Board Leadership Structure. In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chairman and its Chief Executive Officer and President, and each of these positions may be held by the same person or may be held by separate persons. Ray Robinson, who is an independent director, is the Chairman of the Board. The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the Board of Directors believes this structure provides for an appropriate balance of authority between management and the Board and provides an efficient decision making process with proper independent oversight. The Board of Directors, however, reserves the right to establish a different structure in the future. The President and Chief Executive Officer also serves on the Board.

Risk Oversight. The Board is responsible for providing oversight of the Company’s risk management processes. The Executive Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board. In carrying out its responsibilities, the Executive Committee works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure. In addition to the Executive Committee, the Audit Committee meets no less than quarterly to review the annual report on Form 10-K, quarterly reports on Form 10-Q, internal audits and loan reviews, and meets in executive session with internal auditors and the Company’s principal accountants, among others, to assess risk that may affect the entire Company.

Audit and Compliance Committee. The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company’s independent auditors, pre-approving all allowable audit services, reviewing with the Company’s independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing financial statements, evaluating internal accounting controls, reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees. Audit and Compliance Committee members are
Stephen A. Elmore, Sr. (Chairman), Robert L. Brown, Mercy P. Thomas, and James E. Williams.

The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended National Association of Securities Dealers listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore, Sr. meets the criteria specified under applicable SEC regulations for an “audit committee financial expert” and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2013, the Audit and Compliance Committee met seven times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

The Audit and Compliance Committee reports as follows with respect to the audit of the Company’s 2013 audited consolidated financial statements.

• The Committee has reviewed and discussed the Company’s 2013 audited consolidated financial statements with the Company’s management;

• The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by PCAOB Auditing Standard No. 16, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

• The Committee has received written disclosures and the letter from the independent auditors required by applicable PCAOB standards, which relates to the auditor’s independence from the corporation and its related entities, and has discussed with the auditors the auditors’ independence from the Company; and

• Based on review and discussions of the Company’s 2013 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2013 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

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Proposal 1

March 24, 2014

Audit and Compliance Committee

Stephen A. Elmore, Sr., Chairman

Robert L. Brown

Mercy P. Thomas

James E. Williams

Personnel and Compensation Committee. The Executive Committee, with the exception of President and Chief Executive Officer, serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers, and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company’s senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee’s decisions are reviewed and approved or ratified by the Board of Directors.

The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, Sr., C. David Moody, H. Jerome Russell, and James E. Williams. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards.

The Personnel and Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate and to approve the related fees and other retention terms. During 2013, the Committee engaged the services of Matthews, Young—Management Consulting. The Committee’s independent advisor receives direction from and reports directly to the Committee, meeting periodically throughout the year without executive management present. The Committee’s advisor assists the Committee in reviewing executive and outside Director compensation levels versus competitive market practices, updating incentive compensation plans, assisting with consideration of long-term incentive awards, conducting risk assessments of compensation, and providing periodic updates on regulatory and compliance guidelines related to compensation. The Committee’s advisor owns no shares of stock in the Company and has no business relationships with members of the Committee or executive management outside of its role as independent advisor to the Committee. The committee also has the authority to delegate appropriate matters to subcommittees as it may deem appropriate. The Committee met nine times during 2013.

Pursuant to the Company’s participation in the United States Department of the Treasury’s (“Treasury”) TARP, the Personnel and Compensation Committee must be comprised entirely of independent directors and is required to perform, at least every six months, a review of the Company’s incentive compensation programs with the Senior Risk Officers to (i) ensure that the programs do not encourage Senior Executive Officers (as defined in the TARP regulations and identified in “Participation in TARP Community Development Capital Initiative below) to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Personnel and Compensation Committee is also required to discuss, evaluate and review, at least every six months, employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. Finally, the Personnel and Compensation Committee is required to submit to Treasury and our primary federal regulator a narrative description of how such compensation plans do not encourage, among other items, behavior focused on short-term results rather than long-term value creation. For more information on TARP executive compensation requirements, please see “Participation in TARP Capital Purchase Program and Community Development Capital Initiative.”

Governance and Nominating Committee. The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders’ meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Thomas, and Robert L. Brown. All of the committee members are independent directors in accordance with National Association of Securities Dealers listing standards. The Committee met six times in 2013. The Committee has a charter that is posted on our website at www.ctbconnect.com.

The Governance and Nominating Committee followed a formal process for evaluating directors being considered for renomination in 2014, as well as potential new nominees. The Committee utilized a confidential questionnaire which covered a review of multiple factors

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Proposal 1

associated with director effectiveness and a general assessment of suitability for renomination. Each director fully completed the questionnaire. The Committee or the Board Chair (for those directors being considered for renomination that currently serve on the Committee) reviewed these results in developing recommendations for director renomination. In addition, the Committee informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, our customers and shareholders and professionals in the financial services industry. The Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In evaluating potential director nominees, the Committee also uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, director nominees should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. Director nominees should also have broad experience at the policy-making level in business, government, education, technology, or public interest. Director nominees should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the Company’s shareholders.

Although the Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity in business experience and community involvement in identifying director nominees. The Committee considers director nominees who exemplify prudent business acumen and knowledge. The Board of Directors consists of both male and female members. The current directors come from a variety of backgrounds and occupations. The Board of Directors welcomes the different and valid viewpoints each director has to offer to the operation of the Company and the Bank.

Executive Officers

The table set forth below shows for each executive officer of the Company (a) the person’s name, (b) his or her age at March 1, 2014, (c) the year he or she was first elected as an executive officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
Cynthia N. Day	48	2003	President and Chief Executive Officer of the Company and the Bank effective February 27, 2012; formerly Senior Executive Vice President and Chief Operating Officer.
Samuel J. Cox	56	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Frederick L. Daniels	48	2010	Executive Vice President and Chief Credit Officer

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company’s Corporate Secretary at (404) 575-8311.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last two fiscal years to Cynthia N. Day, President and Chief Executive Officer; Samuel J. Cox, Chief Financial Officer, and Frederick L. Daniels, Chief Credit Officer, who are the two most highly compensated executive officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Cynthia N. Day	2013	$ 280,000	$ 29,900	—	$ 19,567	$ 20,646	$ 350,113
President and Chief Executive Officer	2012	$ 270,000	$ 37,200	$ 76,250	$ 17,875	$ 37,622	$ 438,947
Samuel J. Cox	2013	$ 147,000	$ 9,568	$ 22,128	$ 25,551	$ 18,728	$ 222,975
Executive Vice President and Chief Financial Officer	2012	$ 137,093	$ 6,075	$ 22,124	$ 23,342	$ 18,080	$ 206,714
Frederick L. Daniels	2013	$ 130,141	$ 7,774	$ 26,408	$ 9,334	$ 14,668	$ 188,325
Executive Vice President and Chief Credit Officer	2012	$ 126,350	$ 4,050	$ 14,118	$ 8,396	$ 13,770	$ 166,684

(1)	The dollar values reflect the fair market value of restricted stock awards on the date of grant determined in accordance with generally accepted accounting principles; and calculated as the closing price of our stock on the date of grant multiplied by the number of shares granted to each officer. Restricted stock awards issued in 2012 and 2013 vest on December 31, 2014 and January 1, 2016, respectively, with the exception of Ms. Day. Vesting of Ms. Day’s restricted stock awards were subject to TARP regulations which generally do not allow the award to vest earlier than two years following the grant date and do not allow the underlying shares to be transferred during the TARP period until the TARP funds are repaid. The value of restricted stock awarded to Ms. Day, the highest-paid executive officer in 2013 according to TARP guidelines, is limited to one-third (33%) of annual compensation per TARP regulations. For 2013, Ms. Day’s restricted stock grants represented 10% of annual compensation as defined by TARP regulations.
(2)	See All Other Compensation Table for details of other compensation paid during 2012 and 2013.

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Executive Compensation

ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	Car Allowance ($)	401K Contribution ($)	Group Term Life Insurance ($)	Premiums on Officer Owned Life Insurance ($)	Dues and Other Memberships ($)	Total ($)
Cynthia N. Day	2013	$ 3,832	$ 6,375	$ 911	—	$ 9,528	$ 20,646
President and Chief Executive Officer	2012	$ 2,904	$ 8,500	$ 821	$ 18,900	$ 6,497	$ 37,622
Samuel J. Cox	2013	—	$ 4,564	$ 1,184	$ 12,980	—	$ 18,728
Executive Vice President and Chief Financial Officer	2012	—	$ 3,953	$ 1,147	$ 12,980	—	$ 18,080
Frederick L. Daniels	2013	—	$ 3,754	$ 369	$ 5,488	$ 5,057	$ 14,668
Executive Vice President and Chief Credit Officer	2012	—	$ 3,916	$ 364	$ 5,488	$ 4,002	$ 13,770

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Executive Compensation

The following table sets forth information at December 31, 2013, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. All awards have been made under the provisions of our shareholder-approved long term incentive plans; and no other types of awards have been made.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	All Other Stock Awards: Number of Shares That Have Not Vested (#)	All Other Stock Awards: Market Value of Shares That Have Not Yet Vested ($)(1)	Date on Which Unvested Stock Awards Fully Vest(2)
Cynthia N. Day	4/25/2005	1,400	$ 13.41	4/24/2015	—	—	—
	5/1/2006	1,661	$ 11.45	4/30/2016	—	—	—
	4/25/2007	5,000	$ 10.50	4/24/2017	—	—	—
	5/28/2008	4,500	$ 8.50	5/27/2018	—	—	—
	5/24/2012	—	—	—	2,000	$ 9,000	(2)
	5/23/2013	—	—	—	5,000	$ 30,750	(2)
Samuel J. Cox	4/25/2005	1,300	$ 13.41	4/24/2015	—	—	—
	5/1/2006	1,441	$ 11.45	4/30/2016	—	—	—
	4/25/2007	2,500	$ 10.50	4/24/2017	—	—	—
	5/28/2008	2,500	$ 8.50	5/27/2018	—	—	—
	5/24/2012	—	—	—	1,500	$ 6,750	12/31/2014
	5/23/2013	—	—	—	1,600	$ 9,840	1/1/2016
Frederick L. Daniels	4/25/2005	1,100	$ 13.41	4/24/2015	—	—	—
	5/1/2006	1,221	$ 11.45	4/30/2016	—	—	—
	4/25/2007	2,000	$ 10.50	4/24/2017	—	—	—
	5/28/2008	2,000	$ 8.50	5/27/2018	—	—	—
	5/24/2012	—	—	—	1,000	$ 4,500	12/31/2014
	5/23/2013	—	—	—	1,300	$ 7,995	1/1/2016

(1)	Value of 2013 Restricted Stock awards is based on the Company’s closing price of $6.15 on 12/31/2013.

(2)	Ms. Day’s 2013 Restricted Stock awards are subject to TARP regulations which generally do not allow the award to vest earlier than two years following the grant date and do not allow the underlying shares to be transferred during the TARP period until the TARP funds are repaid.

During 2013, the Company made restricted stock grants to executives and officers. Restricted Stock grants have value at the date of grant, but require future years of service in order for awards to vest. The shares of restricted stock granted to our highest-paid officer require future services as well as repayment of TARP funds before shares are fully vested and transferable. Ms. Day was considered our highest paid officer in 2013. The Company believes that the use of equity-based compensation serves as effective long-term incentive for key employees, which further encourages them to remain with the Company and excel in their performance.

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Executive Compensation

Participation in TARP Capital Purchase Program
(“CPP”) and Community Development Capital Initiative (“CDCI”)

On March 6, 2009, the Company issued 7,462 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, to Treasury, as part of the CPP enacted as part of TARP, which was established by the Emergency Economic Stabilization Act of 2008 (“EESA”). The Company issued the shares of Series A Preferred Stock for an aggregate purchase price of $7.462 million in cash. On August 13, 2010, the Company entered into an Exchange Agreement with Treasury pursuant to which the 7,462 shares of Series A Preferred Stock was exchanged for 7,462 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) which were issued as part of the TARP CDCI. No new monetary consideration was received in connection with this exchange. Then on September 17, 2010, the Company issued 4,379 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) to Treasury. The Series C Preferred Shares were issued as part of the CDCI for an aggregate purchase price of $4.379 million in cash.

Pursuant to the Company’s participation in the TARP initiatives, the Company is required to comply with all EESA provisions, which include taking all necessary actions to ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111 of EESA. As of December 31, 2013, the Company’s Senior Executive Officers under EESA were Cynthia N. Day, President and Chief Executive Officer; Samuel J. Cox, Executive Vice President and Chief Financial Officer; Frederick Daniels, Executive Vice President and Chief Credit Officer; Bunny Stokes, Alabama Division President; and Ellen Jacques Lee, Senior Vice President and Consumer Banking Division Manager.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) retroactively amended the executive compensation provisions applicable to participants in the TARP initiatives. The ARRA executive compensation standards remain in effect during the period in which any obligation, arising from financial assistance provided under the TARP initiatives remains outstanding (the “TARP Period”).

The executive compensation regulations, to which we are required to adhere as a result of our participation in TARP, include, but are not limited to, the following:

•   prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company’s most highly-compensated employee, excluding grants of restricted stock that are subject to vesting and transferability restrictions during the TARP Period and do not have a value which exceeds one-third of the individual’s total annual compensation;

• prohibitions on payments to our Senior Executive Officers and the next five most highly compensated employees for a departure from the Company, except for payments for services performed or benefits accrued;

• recovery (“clawback”) of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria;

• prohibition on compensation plans that provide incentives to Senior Executive Officers or any other employee of the Company to take unnecessary and excessive risks that threaten the long term value of the Company or that encourage manipulation of reported earnings;

• limitation of the tax deduction for compensation paid to any Senior Executive Officer to $500,000 annually (amendment to Section 162(m) of the Internal Revenue Code by adding Section 162(m)(5) which sets forth the limitation);

• prohibition on providing tax gross-ups to any Senior Executive Officer and the next 20 most highly compensated employees;

• implementation of a company-wide policy regarding “excessive or luxury expenditures”;

• retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers, if such compensation is found by Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and

• a requirement that TARP recipients include in their proxy statements for annual shareholder meetings a non-binding “Say on Pay” shareholder vote on the compensation of executives as disclosed in the proxy statement.

All of our Senior Executive Officers and other impacted employees have executed agreements that limit compensation and other benefits and include clawback provisions, necessary to comply with TARP program and ARRA requirements. These agreements remain in effect throughout the TARP period.

As required by TARP and ARRA, the Personnel and Compensation Committee reviewed compensation programs in coordination with the Company’s senior risk officer and the Committee’s compensation advisor. During 2013, two reviews were conducted as required by TARP, with the first review in May and the second review in November. The Committee’s process included a review of the overall competitiveness of executive compensation, the mix of compensation elements used in our overall program, and our Annual Incentive Plan and Long-Term Incentive

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Plan. In addition, the review covered all bonus, incentive, and rewards programs provided to executive officers and non-executive officers. Specific risk factors were identified and a relative level-of-risk scale was employed to assess each plan with respect to each risk factor using the risk scale. For each individual plan, the Committee also reviewed the plan’s purpose, participation levels, plan administration and oversight responsibilities, measurement of performance, and range of potential awards.

The Personnel and Compensation Committee certifies that it has reviewed, with our senior risk officer, the incentive compensation arrangements for 2013 and made reasonable efforts to ensure that such arrangements do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of our company. In addition, the Personnel and Compensation Committee has worked with our senior risk officer and outside compensation consultant to review the bonus and incentive plans of all Company employees and made reasonable efforts to ensure that these plans do not encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of our employees or place undue emphasis on short term results at the expense of long term results that build durable shareholder value. Finally, the Personnel and Compensation Committee has applied the standards prospectively in its review and approval of the 2014 Annual Incentive Plan.

The Company is substantially in compliance with all TARP executive compensation standards promulgated by Treasury. Ms. Day and Mr. Cox have certified the Company’s compliance with such standards throughout 2013. The certification was delivered to Treasury and was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Such certification is required annually during the TARP Period no later than ninety days after the completion of our fiscal year. The Company intends to comply with all TARP executive compensation standards, and will work with its Senior Executive Officers to take such steps as it deems necessary to continue to comply with the standards and adopt policies and procedures consistent with the foregoing. In addition, a non-binding vote on the compensation provided to the Company’s executive officers is included as Proposal 4 of this Proxy Statement.

Employment Agreement

On August 12, 2013, the Company, Citizens Trust Bank and Ms. Day entered into an employment agreement. The agreement has a three-year term and, thereafter, automatically renews for successive one-year periods unless either party provides written notice at least 90 days prior to expiration of the current term.

Ms. Day’s annual base salary as of the effective date of the employment agreement was $280,000. The Board of Directors is to review Ms. Day’s base salary every year and may increase it from time to time.

Because the Company participates in TARP, there are certain restrictions on the compensation of the Company’s most highly compensated employee. The employment agreement provides that, once the TARP obligation is no longer outstanding, Ms. Day will be eligible to receive annual bonus compensation as may be determined by, and based on performance reviews established by, the Board of Directors pursuant to any incentive programs as may be adopted from time to time by the Board of Directors. Also, subject to the restrictions imposed by Treasury during the period the TARP obligation is outstanding, Ms. Day is entitled to receive long-term equity awards at the discretion of the Board of Directors, based upon performance measures established by the Board.

Also, after the TARP obligation is repaid or if Ms. Day is no longer considered the “most highly compensated employee” within the meaning of 31 CFR Part 30.1: (1) Ms. Day’s benefit under the Supplemental Executive Retirement Plan shall adjust to reflect a benefit level commensurate with the status of President and Chief Executive Officer as consistent with past practice; and (2) Ms. Day (who is and will remain a participant in the Bank’s Employee Insurance Bonus Plan) shall once again receive the premium payment assistance contemplated in the Employee Insurance Bonus Plan.

Ms. Day is also entitled to use of an automobile, reimbursement of business expenses, and specified professional and civic organizational memberships, four weeks paid vacation per year and six additional days of paid leave per year, and other benefits as may be available from time to time to similarly situated employees.

Because of the compensation restrictions imposed by TARP, the employment agreement contains a “clawback of compensation” provision calling for the repayment of compensation previously paid if it is determined such compensation was in excess of what should have been paid pursuant to the TARP restrictions or if it is determined that such compensation was based on materially inaccurate financial information.

If Ms. Day resigns for a good reason or is involuntarily terminated without cause (as those terms are defined in the employment agreement), she will be entitled to all accrued compensation and severance in the amount equal to 12 months annual base salary paid in monthly installments over the 12-month period.

The above severance obligations will become effective only after the TARP obligation has been fully repaid.

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Executive Compensation

During her employment and for a period of 12 months thereafter (unless her employment is terminated through a voluntary resignation without good reason that becomes effective at least two months prior to a change in control), Ms. Day is prohibited from competing with the Company or Citizens Trust Bank through performing any services which are the same or essentially the same that she is performing for the Company or Citizens Trust Bank. Also, for a period of 12 months after termination of her employment for any reason, Ms. Day is prohibited from (a) soliciting customers with whom she has had material contact during the last two years for a competing business or (b) soliciting employees of the Company or Citizens Trust Bank.

Change-in-Control Agreements

The Company has entered into Change in Control Agreements with all of the executive officers whose compensation is included in this report to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreements, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive’s responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office) within two years following a change of control (as defined in the change in control agreement), certain change in control benefits become payable. Under her change in control agreement, Ms. Day will receive all accrued compensation and severance in an amount equal to 2.5 times her annual base salary at the time of the termination plus the value of her accrued but unused vacation, less any severance payable to her under her employment agreement, with such amount to be paid in a lump sum. These payments made to Ms. Day in connection with a change of control will be reduced to the extent necessary to avoid being characterized as “excess parachute payments” under Section 280(g) of the Internal Revenue Code but only if Ms. Day will retain a greater after-tax amount by reason of the reduction. Mr. Cox and Mr. Daniel will receive one times their base salary. Each executive will also receive continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive’s cost of COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause. Ms. Day’s and Mr. Cox’s agreements were amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code. (Mr. Daniel’s agreement was executed on December 31, 2013.) Ms. Day’s change in control agreement was further amended by her employment agreement, which is described above.

The change in control payments described above are limited by the regulations applying to the Company due to its participation in TARP. These limitations apply for as long as the Treasury’s investment in our preferred stock remains outstanding. Additional explanation of these limitations is provided previously in the section entitled Participation in TARP Capital Purchase Program and Community Development Capital Initiatives.

Executive Supplemental Retirement Plans

Selected executives participate in a non-qualified supplemental retirement plan that provides supplemental retirement benefits as part of the Company’s compensation package for those executives, including Cynthia Day, Samuel Cox and Frederick Daniels.  A participating executive who retires at age 65 or later is entitled to a normal retirement benefit expressed as a monthly amount payable for 180 months.  Certain participating executives who retire before age 65, but on or after age 62, may be entitled to a lesser early retirement benefit expressed as a monthly amount payable for 180 months.   If a participating executive terminates employment prior to age 65 or 62, as applicable, the executive may also be entitled to a retirement benefit.  The amount of such a retirement benefit and the form and timing of the payment varies from executive to executive.  In the event of a change in control (as defined in the plan) followed by a termination of employment within two years, the plan provides for either a normal retirement benefit payable commencing at age 65 for 180 months or a lump sum payout of the executive’s then accrued benefit, depending upon the terms of each executive’s individual participation agreement.  No benefit is payable if a participating executive is terminated for cause.  If a participating executive dies while in service, the executive’s beneficiary is entitled to either a payment from the Bank in the same amount as the normal retirement benefit with the monthly payments commencing within 90 days following the executive’s death or a lump sum payment equal to the executive’s then accrued benefit, depending upon the terms of each executive’s individual participation agreement.

Any payouts under the executive supplemental retirement plan are subject to certain TARP limitations on golden parachute payments applicable to senior executive officers and the next five most highly compensated employees.  In addition, any additional benefit accruals in favor of Ms. Day are prohibited during the TARP period as long as she continues to be the Bank’s most highly compensated

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Executive Compensation

employee. Finally, the federal excise tax gross-ups contemplated by the plan are prohibited during the TARP period if they are payable to senior executive officers or the next 20 most highly compensated employees.

Director Compensation

The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

Citizens Bancshares’ director compensation program utilizes the following compensation components: quarterly retainer, monthly fee, and meeting fee for additional called meetings. All Directors received the $3,000 annual retainer, paid quarterly in shares of stock based on the current market price at the time of purchase. Each Director also receives a monthly fee paid in cash and based on the individual director’s board and committee assignments for the year. During 2013, monthly fees ranged from $925 to $3,250, and averaged $1,321.

Based on the Board of Directors’ compensation structure and committee assignments, Directors receives a meeting fee for each special called meeting if the total number of scheduled Board or assigned Committee meetings attended exceeds more than twelve (12) meetings anytime during the year. For additional Board meetings, the Chair receives a fee of $1,000 and other Directors receive $300. For an additional Committee meeting, the Committee Chair receives a fee of $500 and Committee Members receive $250. In addition, each Director receives a fee of $300 for attending a board specific training session.

The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company’s books.  The liability account balance accrues interest, also on a tax-deferred basis, at the rate of 100% of the one year Treasury Bill rate as of the crediting date to a minimum of 6% per year. During 2013, two Directors participated in this plan (Mercy Thomas and Donald Ratajczak).

Directors serving on the Board during 2013 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified supplemental retirement plan that provides supplemental retirement benefits as part of the Company’s total compensation package.  A Director who retires, at age 65 or later, is entitled to a normal retirement benefit of $1,000 per month for 10 years. If a Director leaves the Board prior to age 65, the Director’s benefit accrued to date under the plan is payable in a lump sum. In the event of a change in control (as defined in the plan), an amount equal to the director’s normal retirement benefit, discounted to present value, becomes payable in a lump sum within 90 days following the change in control, but the amount is subject to reduction to the extent necessary to avoid being characterized as an “excess parachute payment” under Section 280(g) of the Internal Revenue Code. No benefit is payable if a Director is removed from the Board for cause. If the Director dies while in service, the Director’s beneficiary is entitled to a payment from the Bank in the same amount as the normal retirement benefit with the monthly payments commencing within 90 days following the Director’s death.

The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

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Executive Compensation

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	All Other Compensation(2) ($)	Total ($)
Robert L. Brown	$ 11,400	$ 3,000	$ 7,369	$ 900	$ 22,669
Stephen Elmore	$ 15,900	$ 3,000	$ 7,172	$ 900	$ 26,972
C. David Moody	$ 17,900	$ 3,000	$ 4,596	$ 900	$ 26,396
Mercy P. Thomas	$ 11,400	$ 3,000	$ —	$ 3,027	$ 17,427
Ray Robinson	$ 25,300	$ 3,000	$ —	$ 900	$ 29,200
Donald Ratajczak	$ 13,150	$ 3,000	$ —	$ 4,379	$ 20,529
H. Jerome Russell	$ 15,900	$ 3,000	$ 2,515	$ 900	$ 22,315
James E. Williams	$ 15,900	$ 3,000	$ 8,453	$ 3,221	$ 30,574

NOTE: Persons who are both employed by the Company and serving as a director do not receive any additional compensation for their services as a director.

(1)	Ms. Thomas, Mr. Robinson, and Mr. Ratajczak have reached their normal retirement age as defined in the Supplemental Director Retirement Plan and their retirement benefit is fully funded.

(2)	All Other Compensation represents the interest earned on the salary deferred savings plan exceeding 120% above market and reimbursement of taxes paid on stock awards.

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Executive Compensation

Compensation Policy and Practices Review

The SEC requires that the Company review compensation policy and practices to identify any possibility that compensation plans encourage participants to take risks that are “reasonably likely to have an adverse effect” on the Company. This review covers both senior executive officers as well as all employees. While the SEC does not require that we report our findings if we determine that risks are not reasonably likely to have a material adverse effect, we believe it is in the interest of effective shareholder communication to explain how we conducted our review and what we found.

The Personnel and Compensation Committee conducted this SEC-directed review as an integral part of the compensation risk assessment for compliance with TARP guidelines, utilizing the assistance of its independent compensation advisor. With respect to each our Company’s plans, we reviewed specific risk factors, each plan’s stated purpose, guidelines for participation, assignment of accountability for the administration and decision-making of each plan, performance measures used and the process for determining and verifying results, and the range of possible payouts. In addition, our advisor reviewed the competitiveness and mix of compensation elements comprising our overall executive compensation package.

As a result of our review, we find that the Company’s compensation plans and practices do not encourage unnecessary or unreasonable risk-taking, nor do they encourage executives or employees to take risks that would be reasonably likely to have an adverse effect on the Company.

Certain Relationships and Related
Transactions

The Company’s directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies
and Procedures

We define a “related party transaction” as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company’s decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

Citizens Bancshares Corporation - 2014 Proxy Statement	17

Executive Compensation

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Principal Holders of Common Stock

The following table sets forth the persons who beneficially owned, at March 31, 2014, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell	606,790	29.50%
504 Fair Street, S.W.
Atlanta, Georgia 30313
Hot Creek Capital, L.L.C.	184,850	8.99%
600 University Street
Suite 2003
Seattle, Washington 98101
National Community Investment Fund(1)	105,208	5.12%
2230 South Michigan Avenue
Chicago, Illinois 60616

(1) National Community Investment Fund also owns 90,000 shares of nonvoting Common Stock.

18	Citizens Bancshares Corporation - 2014 Proxy Statement

Executive Compensation

Common Stock Owned by Management

The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 31, 2014. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

	Number of Shares	Percent
Name of Director	Beneficially Owned(1)	of Class
Robert L. Brown	14,555	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
Cynthia N. Day	41,111	1.95%
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
Stephen A. Elmore, Sr.	2,634	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
C. David Moody	62,140(2)	3.02%
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
Mercy P. Thomas	6,723	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
Donald Ratajczak	11,281	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
Ray Robinson	9,658	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
H. Jerome Russell	13,499	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
James E. Williams	6,999	*
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
All directors and principal officers as a group (11 persons)	218,095	10.60%

* Represents less than 1%.

(1)	The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon “beneficial ownership” concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.
(2)	Consists of (a) 9,819 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, and (c) 49,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody.

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Proposal 2

Proposal 2

Approval of an Amendment to
The Citizens Bancshares Corporation 2009 Long-Term Incentive Plan

The Board of Directors adopted the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) on March 23, 2009. The primary objectives of the Long-Term Incentive Plan are to provide an incentive to key officers, directors, employees and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

The number of shares of the Company’s common stock originally reserved for issuance pursuant to awards granted under the Long-Term Incentive Plan was 110,000. The lifespan of the Long-Term Incentive Plan is approaching five years and, over that time period, 86,665 shares from that total have been issued under the plan or remain subject to awards that remain outstanding, leaving only 23,335 available for the granting of new awards. Subject to shareholder approval, the Board of Directors has approved increasing the number of shares reserved for issuance under the Long-Term Incentive Plan by 120,000 so that, following the increase, the total number of shares of Company common stock reserved for issuance under the plan will be 230,000, less the 86,665 that have already been issued under the plan. The Board of Directors believes that it is important to replenish the number of shares reserved for issuance under the plan to enable the Company to continue to offer key personnel appropriate incentives and to maintain this important tool for rewarding and retaining key personnel

As was the case under the original provisions of the Long-Term Incentive Plan, in the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares of company common stock reserved for issuance become available again for issuance under the Long-Term Incentive Plan and do not count against the maximum number of reserved shares under the Long-Term Incentive Plan.

Applicable provisions of the Internal Revenue Code restrict the Company’s ability, in the absence of shareholder approval, to grant incentive stock options under Section 421 of the Internal Revenue Code and to claim deductions for performance-based compensation which may be restricted under Section 162(m) of the Internal Revenue Code.

The following description of the Long-Term Incentive Plan is qualified in its entirety by reference to the applicable provisions of the Long-Term Incentive Plan. The Long-Term Incentive Plan is attached hereto as Appendix A.

Terms of the Long-Term Incentive Plan

Administration

The Long-Term Incentive Plan is to be administered by a subcommittee of the Board of Directors whose members are selected by the Board (the “Committee”) or, if no such subcommittee is appointed, the Board of Directors in its entirety may constitute the Committee. The Committee must have at least two members. When appointing members to the Committee, the Board of Directors is to take into consideration the “outside director” standards contained in Section 162(m) of the Internal Revenue Code, the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Personnel and Compensation Committee currently serves as the Committee.

The Committee has the authority to grant awards under the Long-Term Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the plan. The Committee’s decisions relating to the administration of the Long-Term Incentive Plan and grants of awards shall be final and binding on all persons.

Awards

The Long-Term Incentive Plan allows the Committee to make a variety of awards, including stock awards, options to purchase shares of our common stock, stock appreciation rights, restricted stock units, dividend equivalent rights, and performance awards to eligible officers, employees, directors and other service providers of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

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Proposal 2

The number of shares of common stock as to which any award is granted, the potential payout of any award not denominated in shares of common stock and the eligible persons to whom awards are granted will be determined by the Committee, subject to the provisions of the Long-Term Incentive Plan.

Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

To the extent that the Committee desires to base an award on performance goals that are intended to qualify the award as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee may, but is not required to, make the vesting or payment of an award subject to the achievement of one or any combination of the performance goals listed below during a specified period: (1) earnings per share; (2) asset/credit quality; (3) net income; (4) total revenue; (5) balance sheet growth (assets, net loans and/or core deposits); (6) total shareholder return; (7) return on average total equity; (8) return on average common equity; (9) return on average assets; (10) market share; (11) profit margin; (12) stock price; (13) efficiency ratio; (14) productivity of employees as measured by revenues, costs or net income per employee; (15) cost reduction goals; or (16) any combination of the foregoing.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m) of the Internal Revenue Code.

The Committee may, but is not required to, structure any award so as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights,

or other awards that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code will not exceed 50,000, subject to adjustment in accordance with the provisions of the Long-Term Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance award denominated in cash during any calendar year to an employee will not exceed $150,000.

After the date of grant, the Committee may modify the terms and conditions of an award except to the extent inconsistent with other provisions of the Long-Term Incentive Plan.

Stock Incentives generally are not transferable or assignable during a holder’s lifetime.

Awards

Options. The Long-Term Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

The exercise price of an option is set forth in the applicable stock incentive agreement. The Long-Term Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the common stock on the date of the grant. To the extent an incentive stock option is granted to a participant who is an Over 10% Owner (as defined in the plan), the exercise price may not be less than 110% of the fair market value of the common stock on the date the option is granted. The Committee may permit an option exercise price: to be paid in cash; by the delivery of previously-owned shares of common stock; to be satisfied through a cashless exercise executed through a broker; or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. Unless prohibited by applicable law, the Committee may authorize financing by the Company to assist a holder of an option with the payment of the exercise price of the option. The Committee may not grant an option in return for the delivery to the Company of shares of Company common stock as payment of the exercise price and/or tax withholding obligations under any then outstanding option held by a participant. In addition, the exercise price of an option may not be reduced, directly or indirectly, without shareholder

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Proposal 2

approval, other than a reduction that occurs as part of a corporate reorganization.

The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option generally may not exceed ten years from the date of grant. However, any incentive stock option granted to an Over 10% Owner (as defined in the plan) is not exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with an option, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Each stock appreciation right allows the recipient to receive the appreciation per share of common stock over a base price which may not be less than the fair market value per share of common stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another type of award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award. The base price of a stock appreciation right may not be reduced, directly or indirectly, without shareholder approval, other than a reduction that occurs as part of a corporate reorganization.

Stock Awards. The Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. The Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of a stock award or may grant a stock award without the requirement of a cash payment.

Other Stock Incentives. Dividend equivalent rights, restricted stock units, and performance awards may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of common stock, as determined by the Committee.

Tax Reimbursement Payments

The Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an award.

Termination of Awards

The terms of a particular award may provide that the award terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change incontrol of the Company.

Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an award and to the provisions of the Long-Term Incentive Plan.

Reorganizations

The number of shares of Company common stock reserved for the grant or for issuance in connection with the exercise or settlement of an award or to which an award is subject, as the case may be, the number of shares of common stock reserved for issuance upon the vesting or grant, as applicable, of a stock award, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which an award pertains and the annual limit on the number of shares of common stock subject to awards or on the number of shares of common stock which may be used to settle an award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

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Proposal 2

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Long-Term Incentive Plan or any agreement reflecting the terms of an award. The Company may also use the Long-Term Incentive Plan to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Long-Term Incentive Plan.

Amendment or Termination

The Long-Term Incentive Plan may be amended or terminated by the Board of Directors. No amendment may increase shares available under the Long-Term Incentive Plan or materially expand the classes of eligible recipients or types of awards without shareholder approval. Shareholder approval will also be obtained for any other amendment required under the rules of any stock exchange on which the Company’s shares of common stock are then traded. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of an award without the holder’s consent.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Long-Term Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Long-Term Incentive Plan.

Incentive Stock Options. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options. A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock

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Proposal 2

award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock Incentives. A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes. A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s common stock (provided the participant has owned the shares for at least six months prior to the date of exercise) or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

The Board of Directors seeks shareholder approval of the increase to the number of shares of Company common stock to be reserved for issuance under the Long-Term Incentive Plan because such approval is required under the Internal Revenue Code as a condition to incentive stock option treatment for incentive stock options granted under the Long-Term Incentive Plan and for the Company to claim deductions for performance-based compensation, which might otherwise be restricted under Section 162(m) of the Internal Revenue Code.

Approval of the amendment to the Long-Term Incentive Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of the common stock of the Company present in person or by proxy at the annual meeting of shareholders and entitled to vote on this matter.

If shareholder approval is not obtained, the shares reserved under the Long-Term Incentive Plan will not be increased and the corresponding amendment will be deemed null and void; however, the Long-Term Incentive Plan will continue as in effect prior to the adoption of the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE LONG-TERM INCENTIVE PLAN.

24	Citizens Bancshares Corporation - 2014 Proxy Statement

Proposal 3

Proposal 3

Ratification of the Appointment
of Independent Registered Public Accounting Firm

The Audit Committee has selected, and the Board has approved, Elliott Davis, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2014, subject to ratification by the shareholders. Elliott Davis also served as the independent auditors for the Company for the year ended December 31, 2013. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Elliott Davis to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Elliott Davis declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Elliott Davis is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

The appointment of Elliott Davis as independent auditors of the Company for the fiscal year ending December 31, 2014 requires the approval by the affirmative vote of a majority of the shareholders present in person or by proxy and entitled to vote at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF ELLIOTT DAVIS, LLC, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

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Proposal 4

Proposal 4

Advisory Resolution Approving Compensation of Executive Officers

General

On March 6, 2009, the Company completed a transaction with the United States Treasury under the TARP CPP in which the Company sold 7,462 shares of its Series A Preferred Stock. On August 13, 2010, the Company exchanged these shares for 7,462 shares of its Series B Preferred Stock issued by Treasury under the TARP CDCI. Then on September 17, 2010, the Company issued to Treasury 4,379 shares of its Series C Preferred Stock pursuant to the CDCI.

One of the conditions of the TARP initiatives is that the Company comply with certain limits on its compensation of its executive officers.

The original limitations of the TARP were amended by the ARRA. ARRA requires the Company, for so long as any obligation arising from the Company’s participation in the TARP initiatives remains outstanding, to submit to its shareholders an annual non-binding vote on the compensation of the Company’s senior executive officers, as disclosed in this Proxy Statement.

By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

In addition to the ARRA requirements, the Dodd-Frank Act requires public companies to provide their shareholders with an advisory vote to approve executive compensation at least once every three years (the Company is, however, required by ARRA to have this vote every year). We are providing this advisory vote on our executive compensation in accordance with ARRA and with Section 14A of the Exchange Act and Exchange Act Rule 14a-21.

Vote During 2013

At our annual meeting in 2013, shareholders submitted their votes for the say-on-pay vote for the prior fiscal year. Of the votes cast (excluding abstentions) over 95% voted for approval of the compensation of our named executive officers. We appreciate this strong show of support and endeavored to administer executive compensation in a manner consistent with shareholder interests and support.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Personnel and Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and close alignment with the long-term interests of shareholders while maintaining safety and soundness as an important priority. During 2013, we significantly increased earnings and returns on assets and equity while improving our overall asset quality. As we continue to address the challenges facing the Company and the community banking industry, the Company strives to maintain its focus on the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders.

Our Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the senior executive officers as discussed below.

Review of Citizens Bancshares’

Compensation Philosophy and Practices

The Personnel and Compensation Committee, comprised of independent directors, is responsible for administering the compensation of the Company’s executive officers. The Committee, assisted by an independent, outside compensation advisor and acting under the authority of the Board of Directors, establishes compensation philosophy, administers compensation plans and programs, establishes executive officer compensation levels, and reviews and evaluates Company performance.

Pay-for-Performance Philosophy: Citizens Bancshares’ compensation philosophy is to provide competitive compensation to its executive officers based on their respective job responsibilities and performance, and giving careful consideration to the prevailing pay levels in comparably-sized community banks in the southeastern region of the U.S. We measure performance against our strategic plan and annual budget, and track our results relative to peers.

Compensation Program Elements: Citizens Bancshares uses three key elements in the direct compensation program for its executive officers: base salary reflecting

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Proposal 4

an officer’s job assignment, level of experience, and job performance; the opportunity to earn annual incentives based on the achievement of key Company objectives; and the eligibility for periodic long-term incentive grants, using equity, that are forfeited if future service requirements are not met.

Base Salary: Base salaries were determined in comparison to mid-range salaries of executive officers in our peer group and the database on bank executive salaries maintained by the Committee’s compensation advisor. Adjustments are made in executive officer salaries to maintain levels in line with mid-range salaries of peer companies and comparable-sized community banks.

Annual Incentives: The Committee administers the Annual Incentive Plan that provides the opportunity for participants to earn cash-based incentives for achievement of critical Company objectives. Our plan also emphasizes the importance of asset quality with a procedure that reduces a participant’s earned incentive if asset quality falls outside the pre-set performance range. In 2013, the Company achieved a significant increase in earnings and returns on assets and equity, while improving overall asset quality and reducing non-performing assets. Under the provisions of our Annual Incentive Plan and in compliance with TARP regulations, plan participants earned incentive awards which averaged 8.5% of base salaries (excluding the CEO). Beginning in 2013, Ms. Day is the highest paid senior executive officer and is only eligible for TARP compliant restricted stock until the Company begins the repayment of TARP funds in accordance with TARP guidelines. Annually, the Company determines the highest paid senior executive officer for the coming year based on his or her compensation in the previous year. If a senior executive officer loses status as highest paid, the TARP-based restrictions on transfer of any restricted stock, granted while the highest paid executive, remain in effect until repayment of TARP funds begins.

Supplemental Executive Retirement. As the highest paid senior executive officer, Ms. Day is precluded from having her benefit level increased under the supplemental executive retirement plan in which she participates for the duration of the TARP Period as long as she remains the highest paid senior executive officer.

Long-Term Incentives: In accordance with the terms of our shareholder approved 2009 Long-Term Incentive Plan, the Committee made grants of restricted stock to named executive officers and other key personnel. These grants carry a multi-year restriction period and do not vest until the last day of this period. In administering the plan and determining award levels, the Committee considers Company performance and individual job performance as well as previous grant levels to ensure that overall equity-based incentives are in line with the practices of comparable community banks.

Committee Summary: Citizens Bancshares strives to maintain a pay-for-performance environment in which competitive levels of compensation can be earned for competitive levels of performance which in turn contribute directly to creating shareholder value while maintaining the safety and soundness of the institution.

The Company held its non-binding “say on pay” vote by shareholders at its 2013 Annual Meeting of Shareholders wherein 1,106,692 votes were cast with 8,296 abstentions. Of the votes cast (excluding abstentions), more than 95% of our shareholders voted in favor of the compensation of the Company’s executive officers. At our 2012 Annual Meeting of Shareholders, 897,542 votes were cast with 17,747 abstentions. Of the votes cast (excluding abstentions), more than 96% of our shareholders voted in favor of the compensation of the Company’s executive officers.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote annually on the Company’s executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders of the Company approve the overall executive compensation of the named executive officers of the Company, as described in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders.”

Vote Required to Approve Proposal

The adoption of the advisory resolution approving the compensation of the Company’s executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Board values our stockholders’ opinions and the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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Proposal 4

Accounting Matters

Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2013. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2014. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

The following table sets forth the fees billed (or to be billed) to the Company for the years ended December 31, 2013 and December 31, 2012 by Elliott Davis, LLC.

	2013	2012
Audit Fees	$ 135,000	$ 135,000
Tax Fees	28,700	35,250
All Other Fees	12,000	13,000
Total Fees	$ 175,700	$ 183,250

Audit Fees

Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2013 and 2012 included in the annual filings on Form 10-K as well as reviews of the condensed consolidated financial statements included in the Company’s quarterly filings on Form 10-Q.

Tax Fees

Tax fees consisted primarily of the preparation of the Company’s annual Federal and State income tax returns as well as research and consultation relating to miscellaneous tax issues, including analyses of deferred tax asset and other real estate owned analyses for regulatory and GAAP reporting purposes.

All Other Fees

All other fees represent the fees billed for the audits of the Company’s 401(k) Plan for 2013 and 2012.

The Audit and Compliance Committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company’s principal accountant.

The fees billed by Elliott Davis, LLC are approved by the Audit and Compliance Committee for the Company in accordance with the policies and procedures of the Audit and Compliance Committee. The Audit and Compliance Committee pre-approves all audits and the majority of non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2013, approximately 100% of the total fees incurred were pre-approved.

Director Nominations and Shareholder Communications

General

The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

1.   The name of the person recommended as a director candidate;

2.   All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

3.   The written consent of the person being recommended as a director candidate to being named in the proxy

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Proposal 4

statement as a nominee and to serving as a director if
elected;

4.   As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.   A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications

The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; diversity of experience, and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals for 2015 Annual Meeting

Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting. As a result, shareholder proposals submitted for consideration at the 2015 annual meeting must be received no later than December 20, 2014, to be included in the 2015 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company’s proxy statement was released to the shareholders for its previous year’s annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company’s proxy statement for its next annual meeting.

Other Matters That may Come Before the Annual Meeting

The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Available Information

A copy of the Company’s Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Samuel J. Cox, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8400). These reports are also available on our website at www.ctbconnect.com.

Citizens Bancshares Corporation - 2014 Proxy Statement	29

Appendix A

Appendix A

CITIZENS BANCSHARES CORPORATION

2009 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of March 23, 2014)

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Appendix A

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Section 1

Section I

Citizens Bancshares Corporation
2009 Long-Term Incentive Plan

Definitions

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1)  Any Subsidiary or Parent;

(2)  An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)  Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c) “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d) “Awards” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(e) “Board of Directors” means the board of directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the

Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(h) “Company” means Citizens Bancshares Corporation, a bank holding company incorporated under the laws of the State of Georgia.

(i) “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(j) “Dividend Equivalent Rights” means certain rights to receive cash payments or Stock as described in Section 3.5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation, Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value

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Section 1

shall mean the price for the Stock on such date, as reported by such exchange or system; or

(3) if the shares of Stock are not traded or reported on any exchange or system on such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(n)  “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(o)  “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(p)  “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(q)  “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(r)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(s)  “Participant” means an individual who receives an Award hereunder.

(t)   “Performance Award” refers to a performance award as described in Section 3.6.

(u)  “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i) earnings per share;

(ii) asset/credit quality;

(iii) net income;

(iv) total revenue;

(v) balance sheet growth (assets, net loans and/or core deposits);

(vi) total shareholder return;

(vii) return on average total equity;

(viii) return on average common equity;

(ix) return on average assets;

(x) market share;

(xi) profit margin;

(xii) stock price;

(xiii) efficiency ratio;

(xiv) productivity of employees as measured by revenues, costs, or net income per employee;

(xv) cost reduction goals; or

(xvi) any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under Financial Accounting Standard 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization

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Section 1

and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(v)  “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(w)  “Plan” means the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan.

(x)  “Restricted Stock Units” refers to the rights described in Section 3.7.

(y)  “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)   in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)   in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service

Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)   in any case, as may otherwise be permitted under Code Section 409A.

(z) “Stock” means the Company’s common stock.

(aa) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(bb) “Stock Award” means a stock award described in Section 3.4.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd) “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

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Section 2

Section 2

The Long-Term Incentive Plan

2.1 Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2 Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, Two Hundred Thirty Thousand (230,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Awards, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3 Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4 Eligibility and Limits.  Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Performance Awards that are payable in cash), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed Fifty Thousand (50,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Performance Awards that are payable in cash may not exceed One Hundred Fifty Thousand Dollars ($150,000). If, after grant, an Option or Stock Appreciation Right is cancelled, the shares subject to the cancelled Award shall continue to be counted against the maximum number of shares for which Options and Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

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Section 3

Section 3

Terms of Awards

3.1 Terms and Conditions of All Awards.

(a)  The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)  Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)  The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)  Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)  Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f)  After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan).

3.2  Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive

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Section 3

Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)   Option Price. The Committee shall determine the Exercise Price of an Option, which shall be specified in the applicable Award Agreement. The Exercise Price may never be less than the Fair Market Value (or one hundred and ten percent (110%) of Fair Market Value in the case of an Incentive Stock Option granted to an Over 10% Owner) of a share of Stock determined as of the date of grant, subject to adjustment in accordance with Section 5.2.

(b)   Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)   Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i) by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law, including, but not limited to, restrictions applicable to officers and directors under the Sarbanes-Oxley Act of 2002, as amended. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)   Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement or Award Program to the contrary.

(e)   Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock

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Section 3

Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)   Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)  No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)  No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered.

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)  Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)  No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)  Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value

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Section 3

as of the date payment is owed) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)   Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6  Terms and Conditions of Performance Awards. A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)   Payment. Payment in respect of Performance Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)   Conditions to Payment. Each Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Performance Award, the Committee, at any time before complete termination of such Performance Award, may accelerate the time or times at which such Performance Award may be paid in whole or in part.

3.7  Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria, including any Performance Goals, that must be satisfied as a condition to payment. Restricted Stock Unit Awards containing performance criteria, including any Performance Goals, may be designated as performance share awards.

(a)   Payment. Payment in respect of Restricted Stock Units may be made by the Company, at the discretion of the Committee, in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)  Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part.

3.8.  Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

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Section 4

Section 4

Restrictions on Stock

4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

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Section 5

Section 5

General Provisions

5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2 Changes in Capitalization; Merger; Liquidation.

(a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit, Stock Appreciation Right, and Stock Award pertains, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of

Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b) In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c) Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

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(d) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4 Compliance with Code.

(a) Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b) Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.5 Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws

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Section 5

is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that , except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive

Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.10 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of March 23, 2014.

CITIZENS BANCSHARES CORPORATION

By:

Title:

A - 14	Citizens Bancshares Corporation - 2014 Proxy Statement

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2014

                      The undersigned hereby appoints Samuel J. Cox and Frederick L. Daniels as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 11, 2014 at the Annual Meeting of Stockholders to be held on May 19, 2014 or any adjournments thereof.

Proposal 1:	To elect the following person to serve as a director for a three-year term until the 2017 annual meeting:

	Nominee:	Stephen A. Elmore, Sr.

To elect the following person to serve as a director for a one-year term until the 2015 annual meeting:

	Nominee:	Donald Ratajczak

☐ For All Nominees	☐ Withhold Authority to Vote
(except as noted below)	for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee’s name below:

Proposal 2:	To approve the First Amendment to the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan increasing the number of shares of common stock reserved for issuance under the Plan.

	☐ For	☐ Against	☐ Abstain

Proposal 3:	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

	☐ For	☐ Against	☐ Abstain

Proposal 4:	To adopt the advisory resolution approving executive compensation.

	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.